Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS SECOND-QUARTER AND FIRST-HALF 2016 RESULTS

SECOND-QUARTER HIGHLIGHTS:

•	REVENUE +6.5%

•	SAME-UNIT ORGANIC REVENUE +2.7%

•	EPS FROM CONTINUING OPERATIONS +23.1%

FIRST-HALF HIGHLIGHTS:

•	REVENUE +5.6%

•	SAME-UNIT ORGANIC REVENUE +3.2%

•	EPS FROM CONTINUING OPERATIONS +11.8%

CLEVELAND (August 2, 2016) – CBIZ, Inc. (NYSE: CBZ) today announced second-quarter and first-half results for the periods ended June 30, 2016.

For the 2016 second quarter, CBIZ reported revenue of $197.0 million, an increase of $12.0 million, or 6.5%, over the $185.0 million reported in the second quarter of 2015. Same-unit organic revenue increased by $4.9 million, or 2.7%, for the second quarter of 2016, compared with the same period a year ago. Newly acquired operations, net of divestitures, contributed $7.1 million to revenue in the 2016 second quarter. CBIZ reported second-quarter income from continuing operations of $8.4 million, or $0.16 per diluted share, compared with $6.7 million, or $0.13 per diluted share, in the second quarter of 2015. Adjusted EBITDA for the second quarter was $20.8 million, compared with $19.2 million for the second quarter of 2015.

For the six-month period ended June 30, 2016, CBIZ reported revenue of $421.3 million, an increase of $22.4 million, or 5.6%, over the $398.9 million recorded for the comparable six-month period a year ago. Same-unit organic revenue increased by $12.9 million, or 3.2%, for the first six months of 2016 compared with the same period a year ago. Acquisitions, net of divestitures, contributed $9.5 million, or 2.4%, to revenue growth for the first half of 2016. Income from continuing operations was $30.2 million, or $0.57 per

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

diluted share, for the first six months of 2016, compared with $26.2 million, or $0.51 per diluted share, for the first six months of 2015. Adjusted EBITDA was $64.1 million for the six months ended June 30, 2016, compared with $60.2 million for the six months ended June 30, 2015.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “We are pleased to see that the strong revenue growth and pre-tax margin expansion that we reported in the first quarter of 2016 has continued in the second quarter. Our Financial Services group continues to record strong growth, not only in our government health care consulting business, but also within our core accounting services business. Within our Employee Services group, we experienced continued organic revenue growth in our employee benefits and payroll businesses.”

“We were also pleased to complete two additional acquisitions since our last earnings report. The first, Flex-Pay Business Services, is a full-service payroll processing company located in Winston-Salem, N.C. In addition to an outstanding team of professionals and reputation for client service, Flex-Pay provides us the opportunity to expand the scope of services provided to the 3,600 clients that came with the transaction and is expected to bring total revenue in our payroll services business to over $40.0 million. The acquisition of Ed Jacobs and Associates, located in Cleveland, Tenn., brings strong talent and advances our commitment to building out a strong employee benefits practice that now represents over $100.0 million in revenue to CBIZ,” stated Grisko.

“The four acquisitions completed to date this year are expected to contribute approximately $34.0 million of revenue on an annual basis. In the past 12 months, we have completed six acquisitions that are expected to contribute approximately $42.0 million of annualized revenue. Our cash flow remains strong, our pipeline of potential acquisitions is very active, and we have the financial capacity to continue pursuing our strategic acquisition program, as well as conducting opportunistic share repurchases,” continued Grisko.

2016 Outlook

Grisko added, “Results for the first half are in line with our expectations and our outlook for full year 2016 continues to be very positive. To affirm our prior guidance, for full year 2016 we expect:

•	“Total revenue growth within a range of 6% to 8% over 2015;

•	“Fully diluted earnings per share to increase 12% to 15% over the reported $0.66 for 2015, or 9% to 12% over the normalized earnings per share of $0.68, which eliminates the impact of share equivalents related to the 2010 Convertible Notes that were fully retired in 2015; and

•	“Adjusted EBITDA* growth is projected to be within a range of 7% to 9% over $87.0 million reported for 2015.”

*With respect to the Company’s full year guidance, the Company is unable to provide a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to operating income because interest expense, income tax expense, depreciation and amortization for the remainder of 2016, that would be included in such a reconciliation, have not yet occurred or are out of the Company’s control and/or cannot be reasonably predicted at this time. Therefore, pursuant to the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K, the Company is not required to provide such a quantitative reconciliation.

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Conference Call

CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at http://dpregister.com/10089855 to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.

A replay of the webcast will be made available approximately two hours following the call on the Company’s web site at www.cbiz.com. For those without Internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET), August 2, through 5:00 p.m. (ET), August 5, 2016. The toll-free dial-in number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10089855.

About CBIZ

CBIZ, Inc. provides professional business services that help clients better manage their finances and employees. CBIZ provides its clients with financial services including accounting, tax, financial advisory, government health care consulting, risk advisory, and valuation services. Employee services include employee benefits consulting, property and casualty insurance, retirement plan consulting, payroll, and HR consulting. As one of the largest accounting, insurance brokerage and valuation companies in the United States, the Company’s services are provided through more than 100 Company offices in 33 states.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED JUNE 30, 2016 AND 2015

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED JUNE 30,
	2016	%	2015	%
Revenue	$197,015	100.0%	$185,042	100.0%
Operating expenses (1) (2)	173,996	88.3%	163,117	88.2%

Gross margin	23,019	11.7%	21,925	11.8%
Corporate general and administrative expenses (1)	8,346	4.2%	6,615	3.6%

Operating income	14,673	7.5%	15,310	8.2%
Other income (expense):
Interest expense	(1,733)	-0.9%	(2,848)	-1.5%
Gain on sale of operations, net	50	0.0%	45	0.0%
Other income (expense), net (1) (3)	703	0.4%	(1,126)	-0.6%

Total other expense, net	(980)	-0.5%	(3,929)	-2.1%
Income from continuing operations before income tax expense	13,693	7.0%	11,381	6.1%
Income tax expense	5,306		4,696

Income from continuing operations	8,387	4.3%	6,685	3.6%
Loss from operations of discontinued businesses, net of tax	(258)		(330)
Gain on disposal of discontinued businesses, net of tax	—		290

Net income	$8,129	4.1%	$6,645	3.6%

Diluted earnings per share:
Continuing operations	$0.16		$0.13
Discontinued operations	—		—

Net income	$0.16		$0.13

Diluted weighted average common shares outstanding	53,079		52,024
Other data from continuing operations:
Adjusted EBITDA (4)	$20,813		$19,248

(1)	CBIZ sponsors a deferred compensation plan, under which a CBIZ employee’s compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in “Operating expenses” ($1.0 million expense in 2016 and $0.2 million income in 2015) and “Corporate general and administrative expenses” ($0.3 million expense in 2016 and $0.1 million income in 2015) and are directly offset by deferred compensation gains or losses in “Other income (expense), net” ($1.3 million income in 2016 and $0.3 million expense in 2015). The deferred compensation plan has no impact on “Income from continuing operations before income tax expense.”
(2)	“Operating expenses” for the second quarter of 2016 include a reduction of $0.8 million related to state payroll tax incentives associated with an office relocation. No such reduction was available during the same period in 2015. The office relocation occurred during the second quarter of 2015, but the state payroll tax incentives were not recognized until the third quarter of 2015 due to the timing of the relocation.
(3)	During the three months ended June 30, 2015, CBIZ recorded a non-operating charge of $0.8 million from the early retirement of $49.3 million face value of its 4.875% Convertible Senior Notes (“2010 Notes”) that matured on October 1, 2015. Also included in “Other income, net” for the three months ended June 30, 2016 and 2015, is expense of $0.5 million and income of less than $0.1 million, respectively, related to net increases/decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.
(4)	Refer to page eight of this press release for a reconciliation of the nearest generally accepted accounting principles (“GAAP”) financial measure to Non-GAAP financial measures, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2016 AND 2015

(In thousands, except percentages and per share data)

	SIX MONTHS ENDED JUNE 30,
	2016	%	2015	%
Revenue	$421,253	100.0%	$398,908	100.0%
Operating expenses (1) (2)	352,113	83.6%	333,981	83.7%

Gross margin	69,140	16.4%	64,927	16.3%
Corporate general and administrative expenses (1)	18,591	4.4%	16,480	4.1%

Operating income	50,549	12.0%	48,447	12.2%
Other income (expense):
Interest expense	(3,259)	-0.8%	(5,825)	-1.5%
Gain on sale of operations, net	151	0.0%	101	0.0%
Other income, net (1) (3)	2,850	0.7%	1,733	0.4%

Total other expense, net	(258)	-0.1%	(3,991)	-1.1%
Income from continuing operations before income tax expense	50,291	11.9%	44,456	11.1%
Income tax expense	20,106		18,268

Income from continuing operations	30,185	7.2%	26,188	6.6%
Loss from operations of discontinued businesses, net of tax	(288)		(665)
Gain on disposal of discontinued businesses, net of tax	—		290

Net income	$29,897	7.1%	$25,813	6.5%

Diluted earnings (loss) per share:
Continuing operations	$0.57		$0.51
Discontinued operations	(0.01)		(0.01)

Net income	$0.56		$0.50

Diluted weighted average common shares outstanding	52,901		51,227
Other data from continuing operations:
Adjusted EBITDA (4)	$64,081		$60,231

(1)	CBIZ sponsors a deferred compensation plan, under which a CBIZ employee’s compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in “Operating expenses” ($1.5 million expense in 2016 and $0.9 million expense in 2015) and “Corporate general and administrative expenses” ($0.4 million expense in 2016 and less than $0.1 million expense in 2015) and are directly offset by deferred compensation gains or losses in “Other income, net” ($1.9 million income in 2016 and $0.9 million income in 2015). The deferred compensation plan has no impact on “Income from continuing operations before income tax expense.”
(2)	“Operating expenses” for the six months ended June 30, 2016 include a reduction of $1.5 million related to state payroll tax incentives associated with an office relocation. No such reduction was available during the same period in 2015. The office relocation occurred during the second quarter of 2015, but the state payroll tax incentives were not recognized until the third quarter of 2015 due to the timing of the relocation.
(3)	During the six months ended June 30, 2015, CBIZ recorded a non-operating charge of $0.8 million from the early retirement of $49.3 million face value of its 2010 Notes that matured on October 1, 2015. Also included in “Other income, net” is income of $0.7 million and $1.5 million at June 30, 2016 and 2015, respectively, related to net decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.
(4)	Refer to page eight of this press release for a reconciliation of the nearest GAAP financial measure to Non-GAAP financial measures, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands)

SELECT SEGMENT DATA

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2016	2015	2016	2015
Revenue
Financial Services	$122,856	$116,671	$275,063	$260,503
Employee Services	66,484	61,024	130,811	123,675
National Practices	7,675	7,347	15,379	14,730

Total	$197,015	$185,042	$421,253	$398,908

Gross Margin
Financial Services	$15,869	$14,326	$54,579	$49,540
Employee Services	10,140	9,782	20,787	20,905
National Practices	670	698	1,497	1,480
Operating expenses - unallocated (1):
Other	(2,614)	(3,112)	(6,195)	(6,112)
Deferred compensation	(1,046)	231	(1,528)	(886)

Total	$23,019	$21,925	$69,140	$64,927

(1)	Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges and certain advertising expenses. “Operating expenses - unallocated” also include gains or losses attributable to the assets held in the Company’s deferred compensation plan. These gains or losses do not impact “Income from continuing operations before income tax expense” as they are directly offset by the same adjustment to “Other income, net” in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as compensation expense in “Operating expenses” and as income in “Other income, net.”

CBIZ, INC.

SELECT CASH FLOW DATA

(In thousands)

	SIX MONTHS ENDED JUNE 30,
	2016	2015
Net income	$29,897	$25,813
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	10,682	10,051
Amortization of discount on notes and deferred financing costs	262	1,639
Bad debt expense, net of recoveries	2,205	2,799
Adjustments to contingent earnout liability	(714)	(1,525)
Employee stock awards	2,842	2,911
Other adjustments	464	(172)

Net income, after adjustments to reconcile net income to net cash provided by operating activities	45,638	41,516
Changes in assets and liabilities, net of acquisitions and divestitures	(23,806)	(36,996)

Operating cash flows provided by continuing operations	21,832	4,520
Operating cash flows provided by (used in) discontinued operations	428	(240)

Net cash provided by operating activities	22,260	4,280
Net cash (used in) provided by investing activities	(32,196)	57,695

Net cash provided by (used in) financing activities	17,578	(60,704)

Net increase in cash and cash equivalents	$7,642	$1,271

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CBIZ, INC.

SELECT FINANCIAL DATA AND RATIOS

(In thousands)

	JUNE 30,	DECEMBER 31,
	2016	2015
Cash and cash equivalents	$8,492	$850
Restricted cash	31,859	24,860
Accounts receivable, net	193,115	153,608
Current assets before funds held for clients	252,207	200,983
Funds held for clients - current and non-current	205,867	171,497
Goodwill and other intangible assets, net	573,022	535,653
Total assets	$1,122,554	$996,331
Current liabilities before client fund obligations	$124,698	$99,735
Client fund obligations	205,094	171,318
Bank debt (1)	233,887	203,931
Convertible notes - non-current	—	750
Total liabilities	$662,129	$568,383
Treasury stock	$(469,995)	$(462,167)
Total stockholders’ equity	$460,425	$427,948
Debt to equity (2)	51.1%	47.8%
Days sales outstanding (DSO) - continuing operations (3)	83	72
Shares outstanding	53,338	52,953
Basic weighted average common shares outstanding	51,802	50,280
Diluted weighted average common shares outstanding	52,901	52,693

(1)	Effective January 1, 2016, CBIZ adopted Accounting Standards Update (“ASU”) 2015-03 and ASU 2015-15, “Interest - Imputation of Interest” which requires that debt issuance costs related to a recognized debt liability be presented on the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. Upon the adoption of ASU 2015-03 and ASU 2015-15, the carrying amount of bank debt at December 31, 2015 has been retrospectively adjusted from $205.8 million to $203.9 million.
(2)	Ratio is calculated as convertible notes, bank debt and notes payable divided by total stockholders’ equity. Upon the adoption of ASU 2015-03 and ASU 2015-15, the Company retrospectively adjusted the debt to equity ratio at December 31, 2015 from 48.3% to 47.8%.
(3)	DSO is provided for continuing operations and represents accounts receivable, net at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO at June 30, 2015 was 84.

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CBIZ, INC.

GAAP RECONCILIATION

Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Financial Measures (1)

(In thousands)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,		FOR THE YEAR ENDED DECEMBER 31,
	2016	2015	2016	2015	2015
Income from continuing operations	$8,387	$6,685	$30,185	$26,188	$35,003
Interest expense	1,733	2,848	3,259	5,825	8,902
Income tax expense	5,306	4,696	20,106	18,268	22,829
Gain on sale of operations, net	(50)	(45)	(151)	(101)	(84)

Adjusted EBIT (2)	$15,376	$14,184	$53,399	$50,180	$66,650

Depreciation	1,342	1,452	2,655	2,910	5,658
Amortization	4,095	3,612	8,027	7,141	14,731

Adjusted EBITDA (2)	$20,813	$19,248	$64,081	$60,231	$87,039

(1)	CBIZ reports its financial results in accordance with GAAP. This table reconciles the nearest GAAP financial measure, “Income from continuing operations” to Non-GAAP financial measures.
(2)	Adjusted EBIT and Adjusted EBITDA are not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance or cash flow under GAAP. Adjusted EBIT and Adjusted EBITDA are commonly used by the Company, its shareholders and debt holders to evaluate, assess and benchmark the Company’s operational results and to provide an additional measure with respect to the Company’s ability to meet future debt obligations.

CBIZ, INC.

GAAP RECONCILIATION

Reconciliation of GAAP Earnings Per Share As Reported to Adjusted Earnings Per Share, For Purposes of Providing

Full-Year 2016 Guidance

(In thousands, except earnings per share data)

FOR THE YEAR ENDED DECEMBER 31,
2015
Dilutive shares outstanding	52,693
Convertible note dilutive impact	1,231

Dilutive shares excluding convertible note	51,462

Income from continuing operations, after-tax	$35,003
As reported EPS	$0.66

Adjusted EPS	$0.68

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